Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses and "Independent Auditors" in the Institutional Shares and Institutional Service Shares Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 2-98491), and to the incorporation by reference therein of our report dated October 13, 2003 on the financial statements of Federated Adjustable Rate Securities Fund included in its Annual Report to shareholders for the year ended August 31, 2003.


                                                       ERNST & YOUNG LLP

Boston, Massachusetts
October 24, 2003